UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2010

NuStar Energy L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-16417	74-2956831
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2330 North Loop 1604 West

San Antonio, Texas 78248

(Address of principal executive offices)

(210) 918-2000

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 18, 2010, NuStar Logistics, L.P. (“Logistics”) and NuStar Energy L.P. (the “Partnership”) entered into that certain First Amendment to 5-Year Revolving Credit Agreement, dated as of August 18, 2010, among Logistics, as Borrower, the Partnership, JPMorgan Chase Bank, N.A., (“JPMorgan”) as Administrative Agent, and the Lenders Party thereto (the “First Amendment”). The First Amendment amends that certain 5-Year Revolving Credit Agreement, dated as of December 10, 2007, among Logistics, the Partnership, the Lenders party thereto and JPMorgan, as Administrative Agent, Suntrust Bank, as Syndication Agent, and Barclays Bank PLC and Mizuho Corporate Bank Ltd., as Co-Documentation Agents, J.P. Morgan Securities Inc., as Sole Bookrunner and J.P. Morgan Securities Inc. and Suntrust Robinson Humphrey, as Co-lead Arrangers (the “Credit Agreement”).

The First Amendment increases the permitted amount of JPMorgan’s letter of credit exposure from $250,000,000 to $300,000,000. The provisions of the Credit Agreement, as modified by the First Amendment, remain in full force and effect. The above discussion of the First Amendment is qualified in its entirety by the text of the First Amendment, a copy of which is filed as Exhibit 10.01 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.01	First Amendment to 5-Year Revolving Credit Agreement, dated as of August 18, 2010, among NuStar Logistics, L.P., as Borrower, NuStar Energy L.P., JPMorgan Chase Bank, N.A., as Administrative Agent, and the Lenders Party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUSTAR ENERGY L.P.

	By:	Riverwalk Logistics, L.P. its general partner

		By:	NuStar GP, LLC its general partner

Date: August 20, 2010		By:	/s/ Amy L. Perry
			Name:	Amy L. Perry
			Title:	Vice President and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	EXHIBIT

Exhibit 10.01	First Amendment to 5-Year Revolving Credit Agreement, dated as of August 18, 2010, among NuStar Logistics, L.P., as Borrower, NuStar Energy L.P., JPMorgan Chase Bank, N.A., as Administrative Agent, and the Lenders Party thereto.